                                                                    EXHIBIT 3.3



                               State of Delaware
                                                                          Page 1

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "TRANSCRYPT INTERNATIONAL, LTD.", A NEBRASKA LIMITED PARTNERSHIP,

         WITH AND INTO "TRANSCRYPT INTERNATIONAL, INC." UNDER THE NAME OF "TRANSCRYPT INTERNATIONAL, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF JUNE, A.D. 1996, AT 10:30 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.









                     [SEAL OF           Edward J. Freel,
                      SECRETARY'S       ------------------------------------
                      OFFICE]           Edward J. Freel, Secretary of State

                                        AUTHENTICATION:  8010065

2571388 8100M
                                                  DATE:    06-28-96
960191062

                                                                [SEAL]


                             CERTIFICATE OF MERGER
                                       OF
         TRANSCRYPT INTERNATIONAL, LTD., A NEBRASKA LIMITED PARTNERSHIP
                                 WITH AND INTO
             TRANSCRYPT INTERNATIONAL, INC., A DELAWARE CORPORATION


         This certificate is prepared pursuant to Section 263 of the General Corporation Law of the State of Delaware.

         It is hereby certified that:

         1. The constituent business corporation and limited partnership participating in the merger herein certified are: (i) Transcrypt International, Inc., which is incorporated under the laws of the State of Delaware (the "Corporation"), and (ii) Transcrypt International, Ltd., which is a limited partnership formed under the laws of the State of Nebraska (the "Partnership").

         2. The Agreement and Plan of Merger, dated June 28, 1996, providing for the merger of the Partnership with and into the Corporation (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by the Corporation in accordance with provisions of Section 263 of the General Corporation Law of the State of Delaware. In addition, the Merger Agreement has been approved, adopted, certified, executed and acknowledged by the Partnership in accordance with provisions of the Uniform Limited Partnership Act of the State of Nebraska.

         3. The name of the surviving entity of the merger herein certified is Transcrypt International, Inc., which will continue its existence as said surviving corporation upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

         4. The certificate of incorporation of the Corporation shall be the certificate of incorporation of the surviving entity of the merger.

         5. The executed Merger Agreement between the Partnership and the Corporation is on file at the principal place of business of the Corporation, the address of which is 4800 NW First, Lincoln, Nebraska 68521. A copy of the Merger Agreement will be furnished by the Corporation, upon request and without cost, to any partner of the Partnership or shareholder of the Corporation.

         6. The Corporation, as the surviving entity of the merger, agrees that it may be served with process within or without the State of Nebraska in any proceeding in the courts of the State of Nebraska for the enforcement of any obligation of the Partnership and the

Corporation hereby irrevocably appoints the Secretary of State of the State of Nebraska as its agent to accept service of process in an action for the enforcement of payment of any such obligation or amount. The Subsidiary specifies 4800 NW First, Lincoln, Nebraska 68521 as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Nebraska, unless it shall hereafter designate in writing to such Secretary of State a different address for such purpose, in which case a copy of such process shall be mailed to the last address so designated.

         7. The Merger Agreement between the Partnership and the Corporation provides that the merger herein certified shall become effective at the later of (i) the filing of this Certificate of Merger in accordance with applicable law or (ii) June 30, 1996.


Dated:  June 28, 1996.
                                       TRANSCRYPT INTERNATIONAL, LTD.,
                                       a Nebraska limited partnership

                                       By   Transcrypt International, Inc., its
                                            general partner


                                       By    JOHN T. CONNOR
                                          ---------------------------------
                                          John T. Connor, Chairman and Chief
                                          Executive Officer


Attest:

   REBECCA L. MEYER-SCHULTZ
-----------------------------------
Rebecca L. Meyer-Schultz, Secretary


                                       TRANSCRYPT INTERNATIONAL, INC., a
                                       Delaware corporation


                                       By   JOHN T. CONNOR
                                         ---------------------------------
                                         John T. Connor, Chairman and Chief
                                         Executive Officer


Attest:

   REBECCA L. MEYER-SCHULTZ
-----------------------------------
Rebecca L. Meyer-Schultz, Secretary

STATE OF NEBRASKA                 )
                                  )  SS.
COUNTY OF LANCASTER               )

         Before me this 28th day of June, 1996, John T. Connor and Rebecca L. Meyer-Schultz, personally known to me to be the Chairman and Chief Executive Officer and the Secretary, respectively, of Transcrypt International, Inc., a Delaware corporation, appeared and, being first duly sworn, did acknowledge the execution of the foregoing instrument on behalf of such corporation in its individual capacity and in its capacity as the general partner of Transcrypt International, Ltd., a Nebraska limited partnership.



                                          Steven P. Amen
           [SEAL]                      -----------------------------------
                                       Notary Public

STATE OF                                                              NEBRASKA


                                       [FLAG]



United States of America,
  State of Nebraska        }    SS.                        Department of State
                                                           Lincoln, Nebraska


         I, Scott Moore, Secretary of State of the State of Nebraska do hereby certify;

         the attached is a true and correct copy of Articles of Merger of

         TRANSCRYPT INTERNATIONAL, LTD.

         a Nebraska limited partnership, with registered office located in Omaha, Nebraska, merging into

         TRANSCRYPT INTERNATIONAL, INC.

         a Delaware corporation not qualified in Nebraska, as filed in this office on June 28, 1996.


         In Testimony Whereof,          I have hereunto set my hand and
                                        affixed the Great Seal of the State
                                        of Nebraska on June 28
                                        in the year of our Lord, one thousand
                                        nine hundred and ninety-six.




                                                    Scott Moore

                                                    SECRETARY OF STATE


              [STATE SEAL]

                                                                [SEAL]

                               ARTICLES OF MERGER
                                       OF
                        TRANSCRYPT INTERNATIONAL, LTD.,
                         A NEBRASKA LIMITED PARTNERSHIP
                                      INTO
             TRANSCRYPT INTERNATIONAL, INC., A DELAWARE CORPORATION


         Pursuant to the provisions of Section 67-248.02 of the Nebraska Uniform Limited Partnership Act and Section 263 of the Delaware General Corporation Law, Transcrypt International, Ltd., a Nebraska limited partnership, and Transcrypt International, Inc., a Delaware corporation, hereby adopt the following Articles of Merger:

                                   ARTICLE I

                 The names of the merging limited partnership and corporation and the state under the laws of which the are organized are:

                 Transcrypt International, Ltd., a Nebraska limited partnership (the "Partnership")

                 Transcrypt International, Inc., a Delaware corporation (the "Corporation").

                                   ARTICLE II

         The Corporation shall be the surviving entity of the Merger.

                                  ARTICLE III

         The Agreement and Plan of Merger, dated June 28, 1996 (the "Merger Agreement"), is attached hereto as Exhibit A and the terms thereof are hereby incorporated herein by reference.

         As required by Section 67-248.02 of the Nebraska Uniform Limited Partnership Act, the Merger Agreement has been approved by the sole general partner of the Partnership and by the limited partners of the Partnership holding more than 50% of the interests in the profits of the Partnership owned by all limited partners of the Partnership.

         As required by Section 263 of the Delaware General Corporation Law, the Merger Agreement was adopted by the board of directors of the Corporation and was approved by the shareholders holding a majority of the issued and outstanding voting common stock of the Corporation.

                                   ARTICLE IV

         The Merger Agreement shall become effective at the later of (i) the filing of these Articles of Merger with the Secretary of State of the State of Nebraska or (ii) June 30, 1996.

         IN WITNESS WHEREOF, these Articles of Merger has been duly authorized, executed and delivered by the parties as of this 28th day of June, 1996.




                                       TRANSCRYPT INTERNATIONAL, LTD.,


                                       By   Transcrypt International, Inc., its
                                            general partner


                                       By   JOHN T. CONNOR
                                         ----------------------------------
                                         John T. Connor, Chairman and Chief
                                         Executive Officer


Attest:


   REBECCA L. MEYER-SCHULTZ
-----------------------------------
Rebecca L. Meyer-Schultz, Secretary




                                       TRANSCRYPT INTERNATIONAL, INC., a
                                       Delaware corporation


                                       By   JOHN T. CONNOR
                                         ---------------------------------
                                         John T. Connor, Chairman and Chief
                                                        Executive Officer


Attest:


   REBECCA L. MEYER-SCHULTZ
-----------------------------------
Rebecca L. Meyer-Schultz, Secretary

STATE OF NEBRASKA                 )
                                  )  SS.
COUNTY OF LANCASTER               )

         Before me this 28th day of June, 1996, John T. Connor and Rebecca L. Meyer-Schultz, personally known to me to be the Chairman and Chief Executive Officer and the Secretary, respectively, of Transcrypt International, Inc., a Delaware corporation, appeared and, being first duly sworn, did acknowledge the execution of the foregoing instrument on behalf of such corporation in its individual capacity and in its capacity as the general partner of Transcrypt International, Ltd., a Nebraska limited partnership.




                                          Steven P. Amen
         [SEAL]                        -----------------------------------
                                       Notary Public

                                   SCHEDULE 1
                                       TO
                               ARTICLES OF MERGER


                          AGREEMENT AND PLAN OF MERGER


         This Agreement of Merger (this "Agreement") is entered into as of the 28th day of June, 1996 by and between Transcrypt International, Ltd., a Nebraska limited partnership (the "Partnership") and Transcrypt International, Inc., a Delaware corporation (the "Corporation").

         WHEREAS, the Partnership is a limited partnership duly formed and existing under the laws of the State of Nebraska, having been formed on November 19, 1991, whose sole general partner is Transcrypt International, Inc., a Nebraska corporation (the "General Partner"), and whose limited partners and the respective interests of each partner in the Partnership are set forth in Schedule A hereto; and

         WHEREAS, the Corporation is a corporation duly formed and existing under the laws of the State of Delaware, having been formed on December 13, 1995; and

         WHEREAS, the sole shareholder of the Corporation is the General Partner which owns one share of the Corporation's common stock, par value $.01 per share (the "Common Stock"); and

         WHEREAS, pursuant to Sections 67-248.02 of the Nebraska Uniform Limited Partnership Act and Section 263 of the Delaware General Corporation law, the Partnership and the Corporation agree to merge upon to the terms and conditions set forth herein, with the Corporation as the surviving entity of such merger;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and undertakings of the parties set forth below, the parties agree as follows:

         Section 1. THE MERGER. At the effective time, the separate existence of the Partnership shall cease and the Partnership shall be merged with and into the Corporation, which shall continue its existence and be the entity surviving the merger (the "Merger"). Consummation of the Merger shall be effected by the filing of a Certificate of Ownership and Merger (the "Merger Certificate") in the State of Delaware and the Articles of Merger in the State of Nebraska, in substantially the forms attached hereto as Exhibits A and B, respectively. The effective time of the Merger shall be the later of (a) the time at which the Merger Certificate and the Articles of Merger shall have been filed in accordance with the laws of the States of Delaware and Nebraska or (b) June 30, 1996.

         Section 2. GOVERNING LAWS. The laws that shall govern the Corporation as the surviving corporation are the laws of the State of Delaware.

         Section 3. CERTIFICATE OF INCORPORATION AND BYLAWS. (a) The certificate of incorporation of Corporation at the effective time of the Merger shall become and continue to be the certificate of incorporation of Corporation as the surviving entity of the Merger until such certificate of incorporation is altered or amended as provided therein and by law.

         (b) The bylaws of the Corporation at the effective time of the Merger shall become and continue to be the bylaws of Corporation as the surviving entity of the Merger until such bylaws are altered or amended in accordance with the provisions thereof.

         Section 4. DIRECTORS AND OFFICERS. The directors and officers of Corporation at the effective time of the Merger shall become and continue to be the directors and officers of Corporation as the surviving entity of the Merger until their respective successors are chosen in the manner set forth in the bylaws of the Corporation.

         Section 5. ANNUAL MEETING OF STOCKHOLDERS. The first annual meeting of the stockholders of the Corporation as the surviving entity of the Merger after the effective time of the Merger shall be the next annual meeting provided by the bylaws of the Corporation.

         Section 6. CONTINUATION OF STOCK; TERMS OF CONVERSION OF LIMITED PARTNERSHIP INTERESTS. (a) Upon the effective time of the Merger, by virtue of the Merger and without any action on the part of the parties, each share of the Corporation's Common Stock shall remain outstanding.

         (b) Upon the effective time of the Merger, by virtue of the Merger and without any action on the part of the parties:

                 (i) all Units representing interests in the Partnership (the "Units"), shall be cancelled and extinguished and the Partnership shall be merged with and into the Corporation;

                 (ii) holders of the Units other than the General Partner shall each receive one (1) share of Common Stock for each Unit they own as of the effective time of the Merger;

                 (iii) the General Partner will receive one (1) share of Common Stock for each Unit it owns as of the effective time of the Merger less one share; and

                 (iv) holders of options to acquire Units under the Partnerships 1992 Partnership Interest Option Plan (the "Plan") will receive an option to acquire one (1) share of Common Stock for each Unit they had the option to acquire under the Plan as of the effective time of the Merger.

         Section 7. RIGHTS AND LIABILITIES. At the effective time of the Merger, the Corporation shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, powers and franchises both of a public and a private nature and be subject to all the restrictions, disabilities and duties of the Partnership; and all rights, privileges, powers and franchises of the Partnership and all property, real, personal and mixed, and all debts due to the Partnership on whatever account, shall be vested in the Corporation; and all property, rights, privileges, powers, franchises and interests shall be thereafter as effectually the property of the Corporation as they were of the Partnership, and the title to any real estate vested by deed or otherwise in the Partnership shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of the Partnership shall be preserved unimpaired, and all debts, liabilities and duties of the Partnership shall thenceforth attach to the Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Corporation.

         Section 8. SERVICE OF PROCESS. The Corporation, as the surviving entity of the Merger, agrees that it may be served with process within or without the State of Nebraska in any proceeding in the courts of the State of Nebraska for the enforcement of any obligation of the Partnership and the Corporation hereby irrevocably appoints the Secretary of State of the State of Nebraska as its agent to accept service of process in an action for the enforcement of payment of any such obligation. The Corporation specifies 4800 NW First, Lincoln, Nebraska 68521 as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Nebraska, unless it shall hereafter designate in writing to such Secretary of State a different address for such purpose, in which case a copy of such process shall be mailed to the last address so designated.

         Section 9. CONDITIONS TO MERGER. The obligation of the Corporation and of the Partnership to consummate the transactions contemplated hereby shall be subject to:

                 (a) the approval hereof by the holders of at least a majority of the outstanding voting Common Stock of the Corporation; and

                 (b) the approval hereof by the holders of at least a majority of the outstanding Units.

         Section 10. DISSENTING STOCKHOLDERS. The Corporation agrees to pay any dissenting stockholders of the Corporation the amount, if any, to which they are entitled under Section 262 of the Delaware General Corporation Law with respect to the rights of dissenting stockholders.

         Section 11. SIGNATURES. This Agreement shall be signed by a duly authorized officer of the Corporation and of the General Partner and attested by the secretary or an assistant secretary of the Corporation and the General Partner.

         Section 12. TERMINATION. This Agreement may be terminated by the mutual consent of the boards of directors of the Corporation and the General Partner at any time prior to the effective time of the Merger as specified in
Section 1 hereof.

         Section 13. FURTHER ASSURANCES. The Partnership agrees to execute and deliver, or cause to be executed and delivered, from time to time upon the request of the Corporation, all such deeds and other instruments, and will take or cause to be taken such further or other actions, as the Corporation may deem necessary or desirable in order to more fully vest in and confirm to the Corporation title to and possession of all property, rights, privileges, powers and franchises of the Partnership and to otherwise carry out the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly authorized, executed and delivered by the parties on the date first set forth above.





                                       TRANSCRYPT INTERNATIONAL, LTD.,
                                       a Nebraska limited partnership

                                       By   Transcrypt International, Inc., its
                                            general partner


                                       By
                                         ---------------------------------
                                         John T. Connor, Chairman and Chief
                                          Executive Officer


Attest:


-----------------------------------
Rebecca L. Meyer-Schultz, Secretary





                                       TRANSCRYPT INTERNATIONAL, INC., a
                                       Delaware corporation


                                       By
                                         ---------------------------------
                                         John T. Connor, Chairman and Chief
                                         Executive Officer


Attest:


-----------------------------------
Rebecca L. Meyer-Schultz, Secretary

                                   SCHEDULE A


           General Partner                                  Units
           ---------------                                  -----
Transcrypt International Inc.                                 52,010


           Limited Partners
           ----------------

John Connor                                                  564,309

Janice Connor                                                538,633

John T. Connor III Trust                                      33,050

John T. Connor III                                             3,329

Meredith Connor Trust                                         33,050

Meredith Connor                                                3,329

John Kuijvenhoven                                            257,361

Yvonne Kuijvenhoven                                          257,361

Amy Marie Kuijvenhoven                                        34,385

Natale Kuijvenhoven                                           34,385

Stephanie Lauerman                                            34,385

QE Dot, Inc.                                                 205,959

University of Nebraska Foundation                            798,092

Farm Bureau Insurance Co.                                    955,727

First Commerce Bank                                          514,898

Steven Wright                                                 60,842

David C. Myers                                               132,562

Harold S. Myers III Trust                                     54,322

Harold Myers Trust                                            54,322

Harold Myers                                                 295,578

Security Mutual Life Insurance Co.                           257,545
                                                           ---------
TOTAL UNITS                                                5,175,434
                                                           =========

                               State of Delaware

                       Office of the Secretary of State                 Page 1
                     ______________________________________



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "TRANSCRYPT INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JUNE, A.D. 1996, AT 12 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.








                                            Edward J. Freel,
                  [SEAL]                    -----------------------------------
                                            Edward J. Freel, Secretary of State


                                            AUTHENTICATION:

2571388          8100                                               7993810
                                                      DATE:
960174288                                                            06-19-96